UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2015

WEST END INDIANA BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54578	36-4713616
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

34 South 7th Street, Richmond, Indiana	47374
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:         (765) 962-9587

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2015, West End Bank, S.B., a wholly owned subsidiary of West End Indiana Bancshares, Inc., adopted an amendment (the “Amendment”) to an employment agreement, dated May 11, 2011, with Timothy R. Frame.  The Amendment provides that all references to his prior position and title have been replaced with President and Chief Executive Officer.

The foregoing description of the Amendment does not purport to be complete and it is qualified in its entirety by reference to the amendment that is attached hereto as Exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits:

Exhibit Number	Description

Exhibit 10.1	Amendment Number One to Employment Agreement with Timothy R. Frame

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEST END INDIANA BANCSHARES, INC.
DATE: February 3, 2015	By: /s/ Shelley D. Miller
Name: Shelley D. Miller Title: Executive Vice President and Chief Financial Officer